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                         THE BROOKLYN UNION GAS COMPANY AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEET


                                                    March 31,        September 30,
                                                      1994               1993
                                                  (Unaudited)          (Audited)
                                                  _____________      _____________
                                                       (Thousands of Dollars)
    Assets

    Property
       Utility , at cost                         $   1,554,897      $   1,523,894
       Accumulated depreciation                       (339,639)          (333,468)
       Gas exploration and production, at cost         250,991            205,328
       Accumulated depletion                          (103,377)           (90,237)
                                                  _____________      _____________
                                                     1,362,872          1,305,517
                                                  _____________      _____________
    Investments in Energy Services                      82,357             66,682
                                                  _____________      _____________
    Current Assets
       Cash                                             11,112             10,834
       Temporary cash investments                       39,325             10,425
       Common stock proceeds receivable                 -                  44,910
       Accounts receivable                             471,304            230,688
       Allowance for uncollectible accounts            (19,531)           (14,212)
       Gas in storage, at average cost                  30,242            102,516
       Materials and supplies, at average cost          11,696             11,084
       Prepaid gas costs                                   643             13,725
       Prepaid taxes and other                          17,295             37,304
                                                  _____________      _____________
                                                       562,086            447,274
                                                  _____________      _____________
    Deferred Charges                                   139,404             78,374
                                                  _____________      _____________
                                                 $   2,146,719      $   1,897,847
                                                  =============      =============
    Capitalization and Liabilities

    Capitalization
       Common stock,$.33 1/3 par value stated at $     480,041      $     465,097
       Retained earnings                               339,732            255,979
                                                  _____________      _____________
         Total common equity                           819,773            721,076
       Preferred stock, redeemable                       7,200              7,500
       Long-term debt                                  702,842            689,300
                                                  _____________      _____________
                                                     1,529,815          1,417,876
                                                  _____________      _____________
    Current Liabilities
       Accounts payable                                176,591            163,876
       Dividends payable                                16,459             15,868
       Taxes accrued                                    69,342             15,345
       Customer deposits                                22,506             21,584
       Customer budget plan credits                     -                  17,296
       Interest accrued and other                       51,943             53,491
                                                  _____________      _____________
                                                       336,841            287,460
                                                  _____________      _____________
    Deferred Credits
       Federal income tax                              221,648            139,289
       Unamortized investment tax credit                22,486             23,074
       Other                                            35,929             30,148
                                                  _____________      _____________
                                                       280,063            192,511
                                                  _____________      _____________
                                                 $   2,146,719      $   1,897,847
                                                  =============      =============


    See accompanying notes to condensed consolidated financial statements.

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